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                                                                     EXHIBIT 3.4


                       CERTIFICATE OF CORRECTION OF THE
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                              OF SUPPORT.COM, INC.

          Support.com, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY AS FOLLOWS:

          1.   The name of the corporation is Support.com, Inc. (the "Company").

          2. That an Amended and Restated Certificate of Incorporation was filed by the Secretary of State of Delaware on December 13, 1999, and that said Amended and Restated Certificate of Incorporation requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

          3. Due to clerical error, the first paragraph of Article FOURTH inadvertently stated as follows:

               "FOURTH: This Corporation is authorized to issue 46,717,708
                ------
          shares of capital stock consisting of 31,060,000 shares of common stock, par value $0.0001 per share (the "Common Stock") and 15,657,708 shares of preferred stock, par value $0.0001 per share (the "Preferred Stock") of which 3,571,600 shares shall be designated "Series A Convertible Preferred Stock," 7,346,108 shares shall be designated "Series B Convertible Preferred Stock" and 4,800,000 shares shall be designated "Series C Convertible Preferred Stock."

          4. The first paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation is hereby corrected to read in its entirety as follows:

               "FOURTH: This Corporation is authorized to issue 46,787,708
                ------
          shares of capital stock consisting of 31,060,000 shares of common stock, par value $0.0001 per share (the "Common Stock") and 15,727,708 shares of preferred stock, par value $0.0001 per share (the "Preferred Stock") of which 3,571,600 shares shall be designated "Series A Convertible Preferred Stock," 7,346,108 shares shall be designated "Series B Convertible Preferred Stock" and 4,810,000 shares shall be designated "Series C Convertible Preferred Stock."
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          IN WITNESS WHEREOF, the undersigned has signed this Certificate of
     Correction to the Amended and Restated Certificate of Incorporation of Support.com, Inc. this 16th day of February, 2000.



                                   By            /s/ Radha R. Basu
                                     -----------------------------------------
                                                     Radha R. Basu
                                         Chief Executive Officer and President